UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 18, 2019

Anika Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-21326	04-3145961
(State or other jurisdiction of	Commission file number	(I.R.S. Employer
incorporation or organization)		Identification No.)

32 Wiggins Avenue, Bedford, MA 01730

(Address of principal executive offices) (Zip code)

(781)-457-9000

Registrant’s telephone number, including area code:

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ANIK	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 19, 2019, the board of directors, upon the recommendation of its compensation committee, adopted and approved, subject to stockholder approval, an amendment to the Anika Therapeutics, Inc. 2017 Omnibus Incentive Plan, or the Amendment. Stockholders approved the Amendment at our Annual Meeting of Stockholders held on June 18, 2019, as described under Item 5.07 below. The Amendment increases the number of shares of common stock reserved under the 2017 Omnibus Incentive Plan by 1,500,000 from 1,200,000 to 2,700,000. Additionally, the Amendment provides greater clarity with respect to the sections governing minimum vesting and tax withholding to facilitate plan administration. No other provisions of the 2017 Omnibus Incentive Plan were amended by the Amendment.

A summary of the principle features of the 2017 Omnibus Incentive Plan is included in the definitive proxy statement filed with the SEC on April 25, 2019. The foregoing description is qualified in its entirety by reference to the text of the 2017 Omnibus Incentive Plan, as amended on June 18, 2019, which is filed as an exhibit to this Form 8-K and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

We held our 2019 Annual Meeting of Stockholders on June 18, 2019. The board of directors solicited proxies pursuant to a proxy statement that we filed on April 25, 2019 with the Securities and Exchange Commission under Section 14(a) of the Securities Exchange Act of 1934. There was no solicitation in opposition to the board’s solicitation. A total of 12,830,456 shares of common stock were present in person or by proxy at the meeting, representing 90.31% of the voting power entitled to vote at the meeting. Each share of common stock was entitled to one vote with respect to each matter submitted to a vote at the meeting, and the voting results reported below are final.

The matters considered and voted on by the stockholders at the meeting and the votes of the stockholders were as follows:

PROPOSAL 1

Stockholders voted as follows with respect to election of each of the nominees for director identified in the proxy statement:

Nominee	For	Withheld	Broker Non-Votes
Cheryl R. Blanchard	10,706,041	250,019	1,874,396
Raymond J. Land	10,656,999	299,061	1,874,396
Glenn R. Larsen	10,655,701	300,359	1,874,396

As a result of this vote, each of Dr. Blanchard, Mr. Land, and Dr. Larsen was elected as a Class II director to serve until the 2022 Annual Meeting of Stockholders and until his successor is duly elected and qualified.

PROPOSAL 2

Stockholders voted as follows with respect to approval of the amendment to the Anika Therapeutics, Inc. 2017 Omnibus Incentive Plan:

For	Against	Abstained	Broker Non-Votes
9,317,316	1,604,479	34,265	1,874,396

PROPOSAL 3

Stockholders voted as follows with respect to ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2019:

For	Against	Abstained	Broker Non-Votes
12,818,279	10,569	1,608	─

PROPOSAL 4

Stockholders voted, on an advisory basis, as follows with respect to compensation paid to our Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in the Proxy Statement of the Meeting:

For	Against	Abstained	Broker Non-Votes
9,208,558	1,707,350	40,152	1,874,396

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
99.1	Anika Therapeutics, Inc. 2017 Omnibus Incentive Plan (as amended effective June 18, 2019)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Anika Therapeutics, Inc.

Date: June 20, 2019	By:	/s/ Sylvia Cheung
Chief Financial Officer